Exhibit 5(a)

Form of Application

LOGO APPEAR HERE	Variable Annuity Application
SCHWAB INVESTMENT ADVANTAGE™ Annuity Service Center P.O. Box 7785, San Francisco, CA 94120-9420 1-800-888-0650	Schwab Investment Advantage A Variable Annuity Transamerica Occidental Life Insurance Company Charles Schwab & Co., Inc., Distributor Member NYSE/SIPC

1.	Schwab Account Information

Please provide your Schwab account number below:

Schwab Account Number:	☐ None

/ /

2.	Contract Owner

Name (First/Middle/Last)			Birth Date	Sex
Male Female
Home Address			Social Security/Tax I.D. Number

City	State	Zip	Daytime Telephone Number	Evening Telephone Number

			( )	( )

3.	Joint Owner

Name (First/Middle/Last)			Birth Date

Home Address			Social Security/Tax I.D. Number

City	State	Zip

4.	Owner’s Beneficiary

Name (First/Middle/Last)			Birth Date	Sex
Male Female
Home Address			Social Security/Tax I.D. Number

City	State	Zip

5.	Annuitant (if someone other than the owner)

Name (First/Middle/Last)			Birth Date	Sex
Male Female
Home Address			Social Security/Tax I.D. Number

City	State	Zip

6.	Contingent Annuitant

Name (First/Middle/Last)			Birth Date	Sex
Male Female
Home Address			Social Security/Tax I.D. Number

City	State	Zip

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13.	REGULATORY FORMS

Securities regulations require Schwab to collect the following information prior to opening your annuity contract.

Overall Investment Objective	Federal Income Tax Bracket	Annual Income	Liquid Net Worth
☐ Capital Preservation	☐ 15%	☐ Under $15,000	☐ Under $15,000
☐ Income	☐ 28%	☐ $15,000 to $24,999	☐ $15,000 to $49,999
☐ Growth	☐ 31% or more	☐ $25,000 to $49,999	☐ $50,000 to $99,999
☐ Speculation		☐ $50,000 to $99,999	☐ $100,000 or more
☐ $100,000 or more

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Is each individual named on this application in citizen of the United States?	☐ Yes	☐ No

If “No” give details below:

Name(s)	Country of Legal Residence	Country of Citizenship

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I understand that I am applying for a Schwab Investment Advantage variable annuity issued by Transamerica. Occidental Life Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief. I acknowledge receipt of the prospectus for the variable annuity contract. I believe the contract is suitable for my retirement and insurance needs. I understand that payments and values, when based on the investment experience of the Variable Account, vary and are not guaranteed as to dollar amount. I authorize you to honor my telephone instructions to the Annuity Service Center for transactions (as permitted by the prospectus and company regulations) unless I notify you otherwise in writing. If a transfer from my Schwab account is indicated in section 10, I authorize Schwab to transfer the specified amount. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct.

Annuity Owner’s Signature	Date	Signed at:

Annuity Joint Owner’s Signature	Date	City:	State:	Zip:

For Company Use Only — Not to be Filled in by Applicant

Do you have reason to believe the annuity applied for will replace any insurance or annuity with us or any other company?	☐	Yes	☐	No

Signature (If required)	Code	Date

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7.	Annuitant’s Beneficiary

Name (First/Middle/Last)			Birth Date	Sex

				Male	Female
Home Address			Social Security/Tax I.D. Number

City	State	Zip

8.	Will this annuity replace another contract?

Will this annuity replace any other life insurance or annuity contracts? ( If yes, you may need to complete additional forms. Please see Application Instructions.)    ☐  Yes         ☐  No

If yes, please provide your current carrier’s name and policy number:

Company Name	Policy Number

9.	Will this annuity be an Individual Retirement Annuity (IRA)?

                            ☐  Yes                ☐  No

10.	Purchase Payment

Please Indicate your method of payment below (minimum $5,000)

☐	A.	Check for $ (payable to Transamerica Occidental Life Insurance Company) is enclosed.	☐	B.	Transfer $ from my Schwab brokerage account listed in section 1.

		FOR IRAs: The amount remitted includes	☐	C.	Transfer the balance from my existing annuity or life insurance contract. (See Application Instructions.)
$ for Tax Year ,
		$ for Tax Year , and $ as a rollover, which the Owner irrevocably elects to treat as a rollover contribution.	☐	D.	Transfer funds from my existing qualified plan or Individual Retirement Account/Annuity to this IRA. (See Application Instructions.)

11.	Purchase Payment Allocation

Please use whole percentages of at least 10% per sub-account to indicate your allocation below. There is a minimum of $1000 per sub-account. The total must equal 100%.

Federated Equity Growth & Income Fund	%

Federated U.S. Government Bond Fund	%

Invesco VIF-High Yield Portfolio	%

Invesco VIF-Individual Income Portfolio	%

Invesco VIF-Total Return Portfolio	%

Janus Aspen Growth Portfolio	%

Lexington Emerging Markets Fund	%

Schwab Money Marker Portfolio .	%

SteinRoe Capital Appreciation Fund	%

Strong Discovery Fund II	%

TCI Balanced Portfolio	%

TCI Growth Portfolio	%

TOTAL	100%

Future purchases will be allocated as shown above. You may change your allocation at any time, or you may make a different allocation at the time of your subsequent purchase.

12.	Commencement of Annuity Payments

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Over, please

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